Exhibit 99.1

PERRIGO ANNOUNCES THE CLOSING OF A SENIOR NOTES OFFERING

BY ITS FINANCE SUBSIDIARY, PERRIGO FINANCE UNLIMITED COMPANY

Dublin, Ireland, June 19, 2020 — Perrigo Company plc (“Perrigo” or the “Company”) (NYSE; TASE: PRGO) today announced the closing of the previously announced registered public offering by Perrigo Finance Unlimited Company, an indirect wholly-owned finance subsidiary of Perrigo (the “Issuer”), of $750.0 million aggregate principal amount of the Issuer’s 3.150% Senior Notes due 2030 (the “Notes”). The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Perrigo.

Perrigo estimates that the total net proceeds of the offering will be approximately $737.1 million, after deducting the underwriting discount and offering expenses payable by the Issuer.

Perrigo intends to use the net proceeds of the Notes offering to fund the redemption of the Issuer’s 3.500% Senior Notes due March 15, 2021 and 3.500% Senior Notes due December 15, 2021, with the balance, if any, for general corporate purposes, which may include the repayment or redemption of additional indebtedness.

BofA Securities, J.P. Morgan and Wells Fargo Securities acted as the joint book-running managers in the offering.

The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The offering will be made only by means of a prospectus supplement relating to the offering and the accompanying base prospectus, copies of which may be obtained by contacting: BofA Securities, Inc. at dg.prospectus_requests@bofa.com or toll-free at (800) 294-1322; or by calling J.P. Morgan Securities LLC collect at (212) 834-4533; or by calling Wells Fargo Securities, LLC toll-free at (800) 645-3751 or emailing wfscustomerservice@wellsfargo.com.

About Perrigo

Perrigo Company plc is dedicated to making lives better by bringing “Quality, Affordable Self-Care Products™” that consumers trust everywhere they are sold. The Company is a leading provider of over-the-counter health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed.

For more information:

Bradley Joseph, Vice President, Global Investor Relations and Communications, (269) 686-3373, E-mail: bradley.joseph@perrigo.com; and Lyndsey Chmiel, Senior Manager, Global Investor Relations & Corporate Communications, (269) 673-9324, E-mail: lyndsey.chmiel@perrigo.com.

No Offer or Solicitation

This press release does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains so-called “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the Company’s, or its industry’s, actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Risks and uncertainties include risks relating to the successful completion of the transactions contemplated herein. These and other important factors, including those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in the Company’s subsequently filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in any subsequent filings with the SEC and in other investor communications of the Company from time to time, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this document are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.